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                                  DETACH HERE

                                 VERIFONE, INC.
                SPECIAL MEETING OF STOCKHOLDERS - JUNE 25, 1997
P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF VERIFONE, INC. (THE "COMPANY")
R
           The undersigned hereby appoints Hatim A. Tyabji and Joseph M. Zaelit,
O and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company's
X common stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Stanford Park
Y Hotel, 100 El Camino Real, Menlo Park, California 94025, on June 25, 1997 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions. The proposal referred to herein is described in detail in the accompanying proxy statement/prospectus.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

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                                                                   |SEE REVERSE|
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)      |    SIDE   |
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                                  DETACH HERE

/X/PLEASE MARK
   VOTES AS IN
   THIS EXAMPLE.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

1. To (i) approve and adopt the Agreement and Plan of Reorganization, dated as of April 22, 1997, among the Company, Hewlett-Packard Company, a California corporation ("HP"), and Tower Bridge Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of HP, and (ii) approve the merger of Tower Bridge Acquisition Corporation with and into the Company pursuant to which the Company will become a wholly-owned subsidiary of HP and all outstanding shares of the Company's Common Stock will be converted into shares of HP's Common Stock.

               FOR               AGAINST               ABSTAIN
               / /                 / /                   / /



                                                 MARK HERE
                                                 FOR ADDRESS    / /
                                                 CHANGE AND
                                                 NOTE AT LEFT


                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign, stating such officer's title. If the signer is a partnership, please sign in the partnership's name by an authorized person.

Signature:_________________ Date:______ Signature:__________________ Date:______